Exhibit 99.1

Media Contact:

Stephanie Wonderlick

Red Hat, Inc.

+1-571-421-8169

swonderl@redhat.com

Investor Relations:

Tom McCallum

Red Hat, Inc.

+1-919-754-4630

tmccallum@redhat.com

Red Hat to Acquire IT Automation and DevOps Leader Ansible

Red Hat advances frictionless IT with simplified management for hybrid clouds, OpenStack environments and container-based services

RALEIGH, N.C. – OCT. 16, 2015 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that it has signed a definitive agreement to acquire Ansible, Inc., a provider of powerful IT automation solutions designed to help enterprises move toward frictionless IT. Ansible’s automation capabilities, together with Red Hat’s existing management portfolio, will help users drive down the cost and complexity of deploying and managing both cloud-native and traditional applications across hybrid cloud environments. With today’s announcement, Red Hat expands its leadership in hybrid cloud management, OpenStack and containers.

Ansible’s simple and agentless approach, unlike competing solutions, does not require any special coding skills, removing some of the most significant barriers to automation across IT. From deployment and configuration to rolling upgrades, by adding Ansible to its hybrid management portfolio, Red Hat will help customers to:

●	Deploy and manage applications across private and public clouds.
●	Speed service delivery through DevOps initiatives.
●	Streamline OpenStack installations and upgrades.
●	Accelerate container adoption by simplifying orchestration and configuration.

The upstream Ansible project is one of the most popular open source automation projects on GitHub with an active and highly engaged community, encompassing nearly 1,200 contributors. Ansible automation is being used by a growing number of Fortune 100 companies, powering large and complex private cloud environments, and the company has received several notable accolades, including a 2015 InfoWorld Bossie Award, recognizing the best open source datacenter and cloud software.

With the addition of Ansible, Red Hat’s open hybrid cloud and IT management solutions will include:

●	Red Hat CloudForms, an open management platform that provides orchestration, governance and policy-based control across hybrid clouds enabling self-service provisioning, and resource management as well as quota enforcement, metering and chargeback.
●	Red Hat Satellite, a comprehensive lifecycle management solution with integrated infrastructure provisioning, software distribution, patch management and auditing capabilities.

●	Ansible and Ansible Tower, an IT automation and DevOps platform that provides significantly simplified multi-tier application deployment and IT automation across hybrid clouds.

The acquisition is expected to have no material impact to Red Hat’s revenue for the third and fourth quarters of its fiscal year ending Feb. 29, 2016 (“fiscal 2016”). Management expects that non-GAAP operating expenses for fiscal 2016 will increase by approximately $2.0 million, or ($0.01) per share, in the third quarter and approximately $4.0 million, or ($0.02) per share, in the fourth quarter as a result of the transaction. Red Hat calculates non-GAAP operating expense by subtracting from GAAP operating expense the estimated impact of non-cash share-based compensation expense, which for fiscal 2016 is expected to increase by approximately $1 million for each of the third and fourth quarters, and amortization of intangible assets, which for fiscal 2016 is expected to increase by approximately $1 million for each of the third and fourth quarters, in addition to transaction costs related to business combinations, which are expected to increase by approximately $1 million in the third quarter. Management expects GAAP operating expense to increase for fiscal 2016 by approximately $5 million, or ($0.02) per share, in the third quarter and approximately $6 million, or ($0.02) per share, in the fourth quarter as a result of the transaction. Excluding the operating expense impact as noted above to GAAP and non-GAAP operating margin and GAAP and non-GAAP earnings per share, Red Hat is otherwise re-affirming its fiscal 2016 third quarter and full year guidance provided in its Sept. 21, 2015, earnings press release.

The transaction is expected to close in October 2015, subject to customary closing conditions.

Webcast

Executives from both companies will host a webcast to discuss this announcement on Thursday, Oct. 22, 2015, at 11 a.m. EDT. Following executive remarks, press and analysts are invited to participate in a live question and answer session.

To join the webcast or view the replay after the event, visit

https://vts.inxpo.com/Launch/QReg.htm?ShowKey=27948.

Read more about the acquisition on Red Hat’s website including in the Red Hat blog.

Supporting Quotes

Saïd Ziouani, co-founder and CEO, Ansible

“We’re thrilled that Red Hat, a global leader in open source, has chosen Ansible to tackle the future of IT automation and systems management. This is a strong validation that Ansible’s simplicity, enterprise customer base and robust community is winning in enterprise IT automation, from compute to networking to cloud to containers.”

Joe Fitzgerald, vice president, Management, Red Hat

“Ansible is a clear leader in IT automation and DevOps, and helps Red Hat take a significant step forward in our goal of creating frictionless IT. Red Hat is transforming IT management, driving innovation that is 100% open source, built on an open management platform, and relentlessly focused on reducing cost and complexity through ease of use and automation. I am thrilled to welcome Ansible to Red Hat to help us expand that commitment.”

Doug Carlisle, managing director, Menlo Ventures

“I commend the entire Ansible team for their execution over the past two years and congratulate Red Hat for their leadership in cloud and recognition of the growing importance of DevOps via this acquisition. I believe the addition of Ansible to its cloud management portfolio will help to place Red Hat at the forefront of cloud and DevOps.”

Worldwide Cloud Systems Management Software Forecast Update, 2015–2019—July 2015, IDC #257928

“According to IDC’s worldwide analysis as of July 2015, the worldwide cloud systems management software market achieved total revenue of $2.3 billion in 2014, representing growth of 29.9% from 2013. The market is currently forecast to grow to $8.3 billion in 2019 at a compound annual growth rate (CAGR) of 28.9% for the 2014–2019 period.”

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; the effects of industry consolidation; delays or reductions in information technology spending; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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